Decision Dynamics Technology Ltd.
Unaudited Consolidated Balance Sheets

Exhibit 99.2

FINANCIAL STATEMENTS OF
DECISION DYNAMICS TECHNOLOGY LTD.
(unaudited)

As of March 31, 2009 and 2010
and for each of the three months then ended

Decision Dynamics Technology Ltd.
Unaudited Consolidated Balance Sheets

(Expressed in Canadian Dollars)

	As at	As at
	March 31,	December 31,
	2010	2009
ASSETS
Current
Cash and cash equivalents	$1,315,288	$2,075,326
Accounts receivable	780,868	788,659
Prepaid expenses	115,570	149,543
	2,211,726	3,013,528

Accounts receivable	31,255	153,761

Property and equipment	358,825	357,623

	$2,601,806	$3,524,912

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	$579,563	$459,541
Deferred revenue	305,228	357,275

	884,791	816,816

Long term deferred revenue	7,162	28,466

Shareholders' equity
Capital stock	27,106,145	27,053,315
Warrants	349,638	349,638
Contributed surplus	3,028,213	3,011,812
Deficit	(28,774,143)	(27,735,135)

	1,709,853	2,679,630
	$2,601,806	$3,524,912

See accompanying notes to the consolidated financial statements.

Decision Dynamics Technology Ltd.
Unaudited Consolidated Statements of Loss and Deficit

(Expressed in Canadian Dollars)

	Three Months Ending
	March 31,	March 31,
	2010	2009

Revenue	$382,361	$410,912
Cost of sales	186,689	(255,701)

Gross profit	195,672	155,211

Expenses
Research and development	236,091	287,239
Selling and marketing	263,244	303,618
General and administration	608,290	285,040
Restructuring	-	148,273
Amortization of property and equipment	39,671	46,389
Stock based compensation	66,354	56,043

Loss before the undernoted	(1,017,978)	(971,391)
Foreign exchange loss (gain)	2,466	(9,776)
Loss on disposal of equipment	2,218	-
Interest income	(1,318)	(5,682)
Interest expense	17,664	5,006

Loss and comprehensive loss for the period, before discontinued operations	(1,039,008)	(960,939)

Deficit, beginning of period	(27,735,135)	(25,868,993)

Deficit, end of period	(28,774,143)	(26,829,932)

Basic and diluted loss per share	$(0.02)	$(0.02)

See accompanying notes to the consolidated financial statements.

Decision Dynamics Technology Ltd.
Unaudited Consolidated Statements of Cash Flows

(Expressed in Canadian Dollars)

	Three Months Ending
	March 31	March 31
	2010	2009
Cash provided by (used in):
Operations
Cash received from customers	$386,493	$688,449
Cash paid to suppliers and employees	(1,089,017)	(1,501,685)
Interest received	1,318	5,682
Interest paid	(17,664)	(5,006)
	(718,870)	(812,560)

Investing activity
Purchase of equipment	(40,873)	(26,819)
Cash flow from discontinued operation	-	166,469
	(40,873)	139,650

Financing activities
Repurchase of shares	-	(30,850)
	-	(30,850)

Changes in foreign currency	(295)	56

Increase (decrease) in cash and cash equivalents	(760,038)	(703,704)

Cash and equivalents, beginning of period	2,075,326	3,815,016

Cash and equivalents, end of period	$1,315,288	$3,111,312

See accompanying notes to the consolidated financial statements

1.	Basis of presentation

The unaudited consolidated interim financial statements of Decision Dynamics Technology Ltd. (the “Company”) have been prepared by management in accordance with Canadian generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated. The unaudited consolidated interim financial statements do not include all of the disclosures normally provided in annual financial statements and accordingly they should be read in conjunction with the audited consolidated financial statements, including the notes thereto, as at and for the year ended December 31, 2009.

The unaudited consolidated interim financial statements follow the same significant accounting policies and methods of application as the most recent audited financial statements of the Company as at and for the year ended December 31, 2009. A reconciliation of the Company’s consolidated financial statements from Canadian GAAP to accounting principles generally accepted in the United States of America (“US GAAP”) is included in Note 6.

2.	Future operations

These financial statements have been prepared on a going concern basis, which assumes the realization of assets and liquidation of liabilities and commitments in the normal course of business. Recurring losses since inception have resulted in an accumulated deficit of $28.8 million. These financial statements do not give effect to any adjustment should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts differing significantly from those reflected in the financial statements.

During 2009, the Company determined that a sale of the business was in the best interest of the shareholders, customers and employees. In the first quarter of 2010, on January 7, 2010, the Company entered into a non-binding letter of intent for the sale of the Company, to Coreworx Inc. (“Coreworx”), a subsidiary of Acorn Energy Inc. (“Acorn”) (NASDAQ: ACFN), and executed a definitive agreement on March 2, 2010. The acquisition closed on April 30, 2010 (note 7).

3.	Share capital

(a) Common shares

Authorized:
Unlimited number of voting common shares

Issued and outstanding common shares:

	Number	Amount

Balance, December 31, 2009	59,005,466	$27,053,315
Shares for Services	331,044	19,863
Settlement of DSUs in Common Shares	412,089	32,967

Balance, March 31, 2010	59,748,599	$27,106,145

During Q4 2009, the Company’s board of directors approved the Company making a shares for service application to the TSX Venture Exchange Inc. (“TSXV”), whereby all employees of the Company, excluding officers and directors, would receive shares for their service. The shares for services allocation include the issuance of 993,133 shares, over a period of three years. During the first quarter ended March 31, 2010, the Company received approval from the TSXV, and 331,044 shares for services were issued at a value of $0.06 (the market price of the Company’s shares on the date of board approval). Under the terms of the shares for services agreement, the remaining 662,089 would vest over the next two years, with 331,044 to be issued in Q4 2010 and the remaining 331,045 to be issued in Q4 2011. Subsequent to March 31, 2010, in connection with the sale of the Company to Coreworx on April 30, 2010, all of the remaining 662,089 shares for service vested and were issued immediately prior to the close of the transaction.

In the first quarter of 2010, the Company received notice of resignation of board service from a member of the board. The board member elected to receive settlement of outstanding DSU’s in common shares, and on March 31, 2010 received a net settlement of 412,089 common shares.

In connection with the sale of the Company to Coreworx on April 30, 2010, board members received settlement of all outstanding DSU’s in common shares, and on April 27, 2010 received a net settlement of 1,287,340 common shares.

(b) Stock based compensation

(i)	Stock Option Plan

Number
Balance, December 31, 2009 and March 31, 2010	3,007,249

Option Exercise Price	Options Granted
$0.10	325,000
$0.16	1,944,637
$0.205 - 0.31	175,000
$0.55	500,000
$0.745	62,612
3,007,249

During the three month period ended March 31, 2010 $2,025 (2009 - $3,137) in compensation costs were recorded in the statement of operations and deficit for the options granted to employees, officers and directors. No stock option grants were issued during the first quarter of 2010.

(ii)	Share Accumulation Plan

The Company has established a Share Accumulation Plan (“SAP”) that allows each director to elect annually to receive their compensation in cash, common shares issued from treasury, DSUs, or a combination of cash and DSUs.  Following termination of board service, the directors will receive the then current fair market value in common shares held in the nominal account, settled either in cash or common shares.

Due to the declining share price in 2008, the calculation of shares to be allocated to the SAP resulted in a much higher amount of shares being allocated than was expected when the plan was developed. In Q4 2008 the SAP was modified by the Company in order to address this. Under this modification, the share price used in the calculation of the quarterly share allocation would be set at $0.04 or the volume weighted average price on the last trading day of the period, whichever is greater. For the first quarter ended March 31, 2010, the volume weighted average price exceeded the set share price of $0.04, and the allocation of shares into the SAP was calculated using the volume weighted average price of $0.095.

In the first quarter of 2010, the Company received notice of resignation of board service from a member of the board.  The board member elected to receive settlement of outstanding DSU’s in common shares, and on March 31, 2010 received a net settlement of 412,089 common shares.  Total compensation expense for the SAP for the first quarter of 2010 is $49,702.  At the Annual General and Special Meeting held on May 25, 2009, the Company asked for and received approval from the shareholders to increase the number of shares allocated to the plan to 2,200,000. As of March 31, 2010, a total of 1,611,750 shares had been allocated to directors, and a total obligation of $153,117 had been recorded as a liability.

In connection with the sale of the Company to Coreworx on April 30, 2010, board members received settlement of all outstanding DSU’s in common shares, and on April 27, 2010 received a net settlement of 1,287,340 common shares.

(c) Warrants

The Company has warrants outstanding to purchase common shares of the Company at $0.305 per share, which expire in January 2011.

Subsequent to first quarter ended March 31, 2010, as part of the sale of the Company to Coreworx, the fair market value of these warrants was determined to be equivalent to $10,000.  On conclusion of the sale, the warrant holder was to receive the fair market value of $10,000 in Company shares.  In connection with the sale of the Company to Coreworx on April 30, 2010, 95,239 common shares were issued immediately prior to the close of the transaction.

(d) Contributed surplus

Amount
Balance, December 31, 2009	$3,011,812
Employee and director stock options	3,952
Forfeited stock options	(1,927)
Shares for Services	14,376
Balance, March 31, 2010	$3,028,213

4.	Segmented information

The Company’s operating activities are related to OncoreTM software licensing and services in the geographic segments of Canada and the United States of America.

	Three Months Ending
Revenues by geographic segment	March 31, 2010	March 31, 2009
Canada	$377,022	$294,818
United States	5,339	116,094
Total	$382,361	$410,912

5.	Economic dependence

The Company received revenue from six customers for the three months ended March 31, 2010 and 2009 amounting to $314,832 (2009 - $365,559) representing over 82% (2009 - 89%) of revenue.

6.	Differences between Canadian and United States generally accepted accounting principles

As described in note 1, the Consolidated Financial Statements have been prepared in accordance with Canadian GAAP.

No reconciliation of the differences between Canadian and United States generally accepted accounting principles has been provided as the application of U.S. GAAP would not have a significant impact on net loss, total assets, total liabilities or total shareholders’ equity, as reported under Canadian GAAP.

7.	Subsequent Event

On March 2, 2010, the Company executed a definitive agreement for the sale of the Company to Coreworx which was subject to shareholder approval at the Special Meeting held on April 27, 2010. The sale was expected to be completed by April 30, 2010.  Under the terms of the Agreement, the sale provides for 1,000,000 shares of Acorn to be exchanged for all outstanding Company shares.

On April 30, 2010, the sale transaction closed such that Coreworx acquired 100% of the issued and outstanding common shares of the Company in consideration for the issuance of 1,000,000 shares of Acorn in accordance with terms of a previously announced arrangement agreement entered into on March 2, 2010.  The acquisition was structured as a plan of arrangement under the Canada Business Corporations Act and was subject to approval by the holders of at least two-thirds of the outstanding common shares and options of the Company, each voting as a separate class, which was obtained at the meeting held on April 27, 2010, and the approval of the Court of Queen's Bench of Alberta, which was obtained on April 29, 2010. In connection with the sale of the Company, prior to the closing of the sale on April 30, 2010, 2,044,668 shares were issued relating to the shares for services, DSUs and warrants.